UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

OSPREY GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28107	88-0399260
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Broadway, Suite 208, Orangeville, Ontario, Canada L9W 5G4
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 519-940-8117

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8- OTHER EVENTS

Item 8.01 Other Events.

Operational Status and Pending Financial Venture

The Company and its Management are presently experiencing a situation of “identity theft” or “corporate hijack” where third parties claim they are Management, issue unauthorized public statements through their personal offices with the help of co-conspirators (doctored in a way to appear as if they are issued by the Company), claim to hold (illegal) corporate meetings, attempt to manipulate and/or influence and/or threaten suppliers, employees, and the stock market and trade and transact in the Company’s stock in what appears to be significant fraudulent methods. To understand these actions, the Company and its Management first would like to review some basic background about the Company.

In January 2002, a private Ontario company was formed to stake properties in the Townships of Huffman, Osway Ester Benton and Mallard in Northern Ontario, Canada. The private company and programs were led by Gordon Leliever with the assistance of several qualified and skilled stakers in the Mining Exploration field.

Eighteen miles of properties (mining claims) were staked and an exploration program was instituted to determine the quality of the gold occurrences which were known to exist. Private funding was used to finance the staking and the acquisition of properties from various owners.

In April, 2003, a company known as Incitations Inc., which was a NASD-OTC-Bulletin Board public company, undertook a business combination or acquisition as to the private company, and the legal work was completed and a name change took place. Incitations Inc. became Osprey Gold Corp. and was registered in the State of Nevada, Gordon Leliever became President and has remained President since that date.

Administration Offices, the “Corporate Headquarters,” for the Company were set up at 35 Commerce Road, in the Town of Orangeville, Ontario Canada. A fully operational camp with facilities to house one hundred staff and employees was developed and is located in Gogama, Ontario area.

Osprey Gold Corp. moved to its present location at 210 Broadway in the Town of Orangeville, Ontario in May, 2004. These are the current Corporate Headquarters. The Company is in operation. The Company requires capital to meet cash flow needs, is not profitable and is subject to risks.

The current Directors are:
(i) Gordon Leliever
(ii) Douglas Budden
(iii) A.C.A. Howe
(iv) Gerry Baird
(v) Gerald Colborne

The current Officers are:
(i) President: Gordon Leliever
(ii) Vice President: Douglas Budden
(iii) Secretary: Betty North

Please be forewarned that, unless and until President Leliever formally notifies the public, through an applicable SEC filing, of any change, through proper corporate action properly conducted under law, including SEC regulations, these are the only officers and Directors of the Company.

DO NOT RELY UPON ANY LETTER OR STATEMENT TO THE CONTRARY AND WE ASK ALL PERSONS, WHO HAVE BEEN APPROACHED BY THE THIRD PARTIES, TO COOPERATE FULLY WITH AUTHORITIES AND CONTACT US WITH WHATEVER FURTHER EVIDENCE WOULD BE HELPFUL TO ASSIST IN THE INTEREST OF JUSTICE.

Management of the Company is committed, often working with little or no pay (there is significant overdue payroll owed to them by the Company), and have labored the past two weeks to establish a business relationship with a U.S. concern. These efforts have included meetings both at the Company’s offices and in the U.S., where members of the Board have conducted negotiations, now in the contract negotiation stage. Management is formulating what it believes to be the best plan for the commercial exploration, development, production and sale of, primarily, gold resources, working with a significant financial concern which is prepared and able, subject to definitive agreements, to enter into one or more transactions with the Company, notwithstanding some recent third party events, discussed below.

Recent, Unauthorized Third Party Events

The Company’s President, Gordon Leliever (hereinafter, the “President”), has spent many years of his own time and finances, along with his wife Betty North (hereinafter, “Betty”), Secretary of the Company, and who works at the Company’s offices, pursuing the natural resource of gold, and his and her efforts culminated in the establishment of the Osprey Gold Corp. business plan or model. They work full time only for the Company and are at the Corporate Headquarters almost every day of the week.

Unfortunately, recently, third parties, some of whom are stock brokers, seeking quick personal returns on stock transactions and hoping to take control of the Company, have commenced a pattern of recurring or repetitive acts, acting in concert, apparently corrupt or unlawful, against the Company and its Management.

The Company, the Registrant, by determination of the President, with the approval of the proper, vested sitting Board of Directors, and with the support of and consultation with lawyers and others, has determined to supply this public filing in order to set forth the position of the Company and clarify certain recent events.

These events, which appear on-going to a certain degree, relate to certain persons who are working in concert, including their lawyers acting with or without knowledge of their malfeasance, as part of what appears to be a fraudulent scheme attempting to: (i) obtain material ownership and control of the Company, including Management positions, (ii) acquire and dispose of invalidly issued or transferred, unpaid common stock of the Company, including through questionable “offshore” entities and transactions, and (iii) manipulate and mislead the market, suppliers, and, most disappointing, shareholders of the Company, among other acts apparently unlawful, actionable, and/or unethical.

To a certain extent, these actions relate to Items, under United States Securities and Exchange Commission, Form 8-K, which otherwise would be reportable events, but for the fact that they are unauthorized third party ventures, which are not official Company events, involving, for example, such matters as attempted change of control and release of misleading information to deceive and influence the market relating to alleged Management changes. Since these third party actions are not authorized by the Company, and are ineffective as a matter of law, the Company must take the position that they are not formal, reportable events under Items of Form 8-K. By way of illustration, and without limitation, if a third party sitting in some far off place suddenly claims to be a Director or President of our Company, through some scheme or legally void, attempted shareholder or Board meeting, lacking compliance with corporate law and stringent SEC regulations, the Company cannot assume that a reportable event has occurred.

Nevertheless, it is the Company’s determination to supply certain disclosure on these matters, which are ongoing and complex, given the intensity and flagrant disregard for corporate and legal compliance by these third parties, and as such necessitates some summary comment by the Company.

The Company will not, however, conduct its operations to respond or address each and every such third party action, although the Company is hopeful that potential out-of-court settlement, or intervention of proper authorities against these persons, may remedy the circumstances being faced by the Company.

To the extent that counsel advises that any of these unauthorized actions actually results in some material adverse consequence to the Company other than nuisances (thus far, they have been relatively ineffective), the Company will abide by counsel’s recommendation as to appropriate legal action and necessary governmental or regulatory intervention.

The following summarizes certain of the key areas relating to the third party events.

CONTENTS:

         Background

         False Directors and Void Director Meetings

         False SEC Form 8K Filings

         False Shareholders Meeting

         U.S. Federal Proxy Solicitation Violations

         Share Transactions: Fraud, Deception, Unpaid, Invalid Shares

         Unauthorized Public Releases, Market Manipulation

         Common Law Violations: Breach of Trust, Fiduciary Duty, Legal and Broker Improprieties and Intentional Misconduct

         False State Filings

         Civil and Criminal Theft

******************

Background

In April of this year, President Leliever was approached by his niece, Linda Kent, who promised and represented that a firm called CrediFinance Securities Limited (hereinafter, “CrediFinance”) would supply all monies needed to advance the business plans of the Company, specifically, US$5,000,000 and so made the introduction. Management of the Company believed, at the time, that Ms. Kent was working on behalf of the Company, but it has been discovered that she was an employee or agent of CrediFinance, which apparently intended to obtain numerous shares and control of the Company on false promises and representations.

Also in April, the Company acquired the Jerome Mine from Boardwalk Creation Ltd. (hereinafter, "Boardwalk") for 47,840,000 shares in Osprey. Betty is the owner of Boardwalk.

In May, also of this year, a meeting was conducted at CrediFinance’s office with President Gordon Leliever, Georges Benarroch (apparently the President of CrediFinance), and certain others, including Linda Kent, and a Letter of Intent was presented by Georges Benarroch and signed by President Gordon Leliever. Management of the Company was induced to execute this and move forward based upon promises that US$5,000,000 would be supplied by CrediFinance as an investment. Thereafter, Linda Kent continuously requested and required action on the part of the Company as a pre-condition to the money being supplied, actions which Management now believes to have been intended to fraudulently induce the Company and its Management to act and issue shares and take other actions deceptively intended by CrediFinance and others intent on seizing control of the Company and acquiring stock for pennies based on false promises.

President Gordon Leliever, and Betty North, were required to deposit up to 68,890,000 shares of Company common stock with CrediFinance as collateral on the basis that CrediFinance would supply the US$5,000,000 if it were comfortable that the deposited shares would not be sold to others (to make sure that the Boardwalk did not do anything else with its Company shares, but not as consideration for any service or payments). It was initially explained that the shares would remain in escrow until the funding was raised for the Company directly, and then the shares would be returned. This did not happen.

Linda Kent then requested a power of attorney be given to her for Boardwalk’s shares and a power of attorney be given to her for certain SEC Form S-8 shares. She represented that this was to supply comfort to the funding source that shares would not be sold to others while the funding was being arranged. In no way was it agreed or intended that the shares would be taken or not returned. Further, Linda Kent took numerous Company documents from the Company’s offices on the pre-text that she was doing some due diligence. Those documents were then passed to others and Linda Kent refused to return them, as discussed below.

The Company and its Management were then advised by CrediFinance that free-trading SEC Form S-8 shares needed to be supplied to a Mr. Gerard Serfati, an overseas person. This person was presented to the Company as a consultant who would raise money in Europe for the Company. The Company rejected this proposal on the basis it would be illegal to supply such shares for capital raising. It was then represented to us by CrediFinance that Mr. Serfati was a business consultant and that he would supply bona fide services for the shares not related to capital raising. Georges Benarroch said that Mr. Serfati, for those shares, would promptly negotiate a merger of the Company with a corporation in Europe, which had all the funds needed to carry on our business plan (at least US$5,000,000) including going into production and that his (Mr. Benarroch) strategy was to issue 7 million of the 15 million shares and see if there was any challenge from the SEC, and if not, he would then proceed to request the balance of 8 million. No services were ever supplied by Mr. Serfati nor has he ever called or written to the Company, notwithstanding that 15,000,000 shares were issued to him. No European corporation was ever presented as a merger partner.

Another meeting was held at CrediFinance’s offices to discuss operations of the Company, and the US$5,000,000 financing and other corporate matters. Again, Management of the Company was told that the money would be supplied and to be patient. Management of the Company requested that the records and all documents in CrediFinance’s possession (taken by Linda Kent) be returned; however, none of the records were returned and among these is the report by President Gordon Leliever of an important forensic study, a highly important asset of the Company taken by CrediFinance.

While US$5,000,000 was promised, Osprey only received US$227,490 from CrediFinance through Bank of America, 100 West 33rd St., New York.

Douglas Young a director of the Company, through his own relationships, raised CDN $645,500 for the Company, and CrediFinance immediately made statements taking credit for this.

At an additional meeting at CrediFinance, again with Georges Benarroch and Linda Kent, Mr. Benarroch stated that the Company must change its Management including having a new President, and this was the first time that the CrediFinance scheme to take control of this U.S. public company became apparent to Management of the Company. Mr. Benarroch stated that he wanted to get a much larger position in the Company, and he put forth a proposal whereby he would pay Boardwalk CDN$15,000 for its Kennecott claims (Boardwalk’s out-of-pocket costs) and Mr. Benarroch would take back 45,000,000 shares of Company. According to Mr. Benarroch, if Boardwalk and the Company agreed to this, then CrediFinance would be able to raise and put forth all the money required for Osprey’s operations, namely the US$5,000,000 previously promised.

During this time, from April through October, other events happened, pushed or conducted by CrediFinance and others working for them, to try to manipulate and take control of the Company, including: (i) wrongful retention of corporate records (notwithstanding that Osprey is a public company and needs to maintain its records at its offices, CrediFinance and its agents removed and have failed to return corporate property), (ii) action by Linda Kent causing the Company’s transfer agent to be changed from Pacific Stock Transfer to OTC Stock Transfer (Management of the Company later discovered that the new transfer agent has a close relationship with her from past dealings), (iii) shares were issued to persons for no value or less than full considerations, based on misrepresentations or fraudulent inducement, examples being discussed below, and (iv) lawyers supplied adverse and conflicting advice to the Company (it was then determined that those lawyers, apparently working for the Company, were also representing CrediFinance and ultimately would, notwithstanding the apparent conflict, act in the best interests and at the direction of CrediFinance and contrary to the best interests of the Company).

CrediFinance presented several offshore companies as legitimate business service suppliers, all of which failed to supply any services and remained secretive, yet they were issued stock. They never communicated with the Company or its Management. These companies have remained very secretive and include a Liechtenstein Trust and a company in Switzerland, presented by Georges Benarroch. One, Financieria Hispano-Suisa (a Swiss company), was to supply a professional property valuation/appraisal of certain property. No appraisal came, and no communication. The Company and Boardwalk were fraudulently induced to convey shares and suffered damages.

Shares were issued and sold without adequate consideration. (It is the Company’s and Management’s position that all these shares transactions are rescinded.) As an example, Georges Benarroch instructed Linda Kent to cancel 47,840,000 shares in the name of Boardwalk, being held by CrediFinance in escrow pending closing of US$5,000,000 financing, and to re-issue the same amount in the name of Financieria. To date Betty, Boardwalk and the Company have asked, but have not been given, the paperwork relating to the transaction. Further, it appears that a portion of the shares was then transferred by Financieria to Linda Kent, something which was not disclosed to Betty, Boardwalk or the Company.

At one point, Georges Benarroch asked for President Gordon Leliever to meet him privately and Mr. Benarroch advised the President that Mr. Benarroch wanted a reverse share split 1 for 5 done because he felt that there were too many shares being issued and that he did not need any more shares and with Betty North’s signature for Boardwalk shares (the power of attorney obtained on false pretenses) and his shares that he then had control and did not need shareholders’ approval. Georges Benarroch and Linda Kent instructed one of the Company’s lawyers, who appeared to be acting on behalf of the Company but actually was acting for CrediFinance, to prepare documents for the 1 for 5 split. Betty North may have signed certain documents, but these were based on misrepresentations and duress, as in the case of certain paperwork relating to the 1 for 5 attempted split being presented to her, on an emergency basis, the day before her father was buried (a courier delivered the documents to Betty North personally at the funeral parlor with a message from Georges Benarroch stating that if these documents were not signed immediately that he would withdraw any further financing). When Gordon Leliever and Betty North returned to Orangeville the following Monday, a letter had already arrived at the office from the lawyer stating that if Gordon Leliever had not gotten the papers executed by October 25th that Mr. Benarroch would withdraw any further financings from the Company. In that letter the lawyer finally, to the amazement of our Board of Directors declared on page 2 that he had a conflict of interest (notwithstanding that lawyer’s actions and failure to act, he now continues, with full knowledge of the inappropriate actions by CrediFinance, working against Management and the Company).

The President called for a Directors’ meeting to be held on November 4th, but then to give adequate notice had to change it to November 5th, at the Company’s offices in Orangeville. Present at that meeting were: Gordon Leliever, Douglas Budden, Gerry Baird, Gerald Colborne, A.C.A. (Peter) Howe, and guests Douglas Young, Enrico Moretti and Adam Szweras (attorney for Linda Kent and Georges Benarroch). Also present by phone was Jean-Jacques Treyvaud. At this meeting, their plan and scheme finally became clear to management and members of the Board of Directors.

False Directors and Void Director Meetings

There have been some public statements as to which persons are Directors of our Company. At this time, the only persons are those expressly stated as Directors above.

However, in August, it was the intention to appoint Jean-Jacques Treyvaud and Linda Kent to the Board and, although at the time the Directors thought it was a good idea, (based upon the misrepresentations and misleading statements, only later discovered to be such) it was ineffective since Directors may only be appointed at a properly called and held Shareholders meeting by persons holding, paid for and legitimately and legally issued shares equal to at least a majority of the issued and outstanding shares. The same is true of the attempt to add Georges Benarroch to the Board of Directors in September. (The three persons are hereinafter referred to as the “False Directors.”)

These persons DID NOT become Directors of the Company. Management and the proper Directors only now realize this, given we are now being given proper legal advice (keep in mind, at the time, the lawyer who advised Management and the Board of Director of the Company that these persons became Directors was actually working for CrediFinance and the False Directors and intentionally made Management and the proper Directors believe that the False Directors were Directors, totally contrary to law).

These three people, the False Directors, took the position that they were Directors and have attempted to call and hold Board meetings, attempted to call for a Shareholders’ meeting this past month, and attempted to take other action apparently misleading different persons and firms, including lawyers (or the lawyers, with knowledge, acted in concert with them). They also signed a U.S. Federal SEC Form 8-K filing (two of the three) which was doctored and filed to mislead people into believing it was issued by the Company (see below).

They were not Directors prior to this past month. Suddenly, the False Directors attempted, within about the past two weeks, to mislead, again, others by claiming they, and certain additional people, became Directors following a sudden alleged Shareholders’ meeting or majority shareholders’ consent. The Shareholders’ meeting never happened, although a meeting of the False Directors and those assisting them probably did, and this meeting was then announced as being a Shareholders meeting of the Company, a public company subject to stringent rules on the conduct of shareholder meetings something intentionally omitted by their actions and actions of their lawyers (see below).

The False Directors (and others) then claimed to conduct another Board meeting, again not in reality since they had no authority, to appoint certain persons as President, etc. Georges Benarroch and Linda Kent are now using this chain of fraudulent share ownership, inappropriately obtained shareholder lists, false filings, and falsely named and conducted alleged Shareholder and Board meetings, etc., to try to mislead others into believing their people are officers of the Company. False Directors now include these additional persons who claim to be Directors.

They claim, in a false SEC Form 8-K filing that the Board of Directors removed, on November 15, 2004, the Company’s current and proper officers, and other statements; however the Company’s proper Board never had such meeting.

In summary, the alleged Board meeting before the alleged Shareholder meeting, the alleged Shareholder meeting and the alleged Board meetings following the alleged Shareholder meeting, did not comply with law, and are all fraudulent, and ineffective, invalid acts which the Company only comments upon to clarify to others that they should not rely upon statements from these people or their agents (otherwise, the Company would not care if these people wish to call and conduct false meetings between themselves).

False SEC Form 8K Filings

On November 18, 2004, a filing was submitted by Mr. Benarroch and Ms. Kent attempting to evidence a duly authorized SEC Form 8K of the Company. This was not authorized.

On November 12, 2004, they also filed an SEC Form 8K on the same basis, attempting to mislead that this was a Company document. (It was also noted as signed by them as Directors, violations for two reasons: first, they were not Directors at the time, and second, such an SEC filing needs, nevertheless, to be signed by the President, not Directors). In that filing they indicate the alleged appointment of Mr. Gerard Serfati, which the Company is at odds with based upon the massive number of Form S-8 shares he obtained without services, and also an attorney, who is apparently another one of their lawyers.

In October, Linda Kent filed a Schedule 13D with the SEC which, on its face, seems to have incorrect and misleading information, including that “No transactions in shares of Common Stock of the issuer were effected by the reporting person during the last 60 days” contrary to the facts known to the Company and to her.

False Shareholder Meetings/Actions

The third parties claim taking action by majority vote of the Company’s shares at meetings and otherwise. However, shareholders were not properly notified, meetings were not properly called and conducted, shares were considered which were obtained by misrepresentations and without adequate consideration, and most disconcerting, especially given the participation of persons who are allegedly lawyers and should know better, U.S. Federal proxy and shareholder informational filings and actions, including adequate notice to brokers, polling of shares, etc., were wholly disregarded. The SEC rules were avoided by them in their actions, violating common principles of conduct in the holding of shareholder meetings for U.S. public companies. They selectively conducted their actions in disregard of the rules, including giving notice to select shareholders. Further, proxies were solicited from some shareholders (some have come forward to the Company and confirmed discussions with Linda Kent and others) without compliance with law (see below).

U.S. Federal Proxy Solicitation Violations

The Company and its Management have been advised, from the loyalty of the Company’s real shareholders, with written evidence, that certain shareholders were approached by and on behalf of Linda Kent, seeking their vote and proxy at these false meetings, clear violations of U.S. Federal proxy solicitation rules, and filings were not made with the SEC of preliminary and definitive proxy materials. Regulatory time periods were avoided.

Share Transactions: Fraud, Deception, Unpaid, Invalid Shares

Based upon fraudulent inducement, deficient legal advice, and deceptive trade practices to mislead and coerce the Company and Boardwalk, shares were issued or transferred. These issuances and share transfers are being rescinded by the Company and Boardwalk, and are apparently part and parcel of the action of the third parties against the Company. These shares do not carry voting power in the hands of the third parties, since they were void ab initio, from the start. Examples follow.

In October 2004, Linda Kent advised Betty North that she needed to release, subject to further contract, 5,000,000 shares of Boardwalk for US$100,000 as part of Linda Kent’s plan to help the Company (Linda Kent is believed to be a licensed stock broker, although not believed to be conducting proper funding activities in accordance with her license). Linda Kent signed a receipt for same. Boardwalk was never paid. Betty asked for written documents as to the status and any disposition of the stock, including the proposed sale agreement, since it was her understanding that she (Boardwalk), as a seller of securities through a broker, would be entitled to disclosure and the opportunity to agree to terms. Linda Kent never supplied any documents nor gave her customer any disclosure. Linda Kent participated in an apparent improper sale of stock.

Later in October, two deposits aggregating less than US$100,000 were made into the Company’s CDN dollar bank account. Apparently Linda Kent is taking the position that this was payment to Betty (or to her Company Boardwalk) but it was not. Those shares are unpaid for. It was not made known until discovered on November 12, 2004 that one deposit was from FRD Trust (Finance, Research and Development Trust) US account, #93761 and the other deposit was from CrediFinance, both of which had accounts at the same National Bank branch. The signatory on the first account is Peter Prendergast, of Bahnhofstr 7 POB48, FL 9494 Schaan, Liechtenstein. This is the Liechtenstein entity referenced above, relating to Georges Benarroch. Also, it was discovered that a Ms. Ann Glover, who works for CrediFinance, gave the direction to the bank for the transactions.

Boardwalk sent 47,840,000 shares, originally issued, back to the OTC Stock Transfer Company to be cancelled on August 2, 2004 and they were subsequently re-issued to Financieria Hispano-Suiza on August 2, 2004 as certificate #30366. (Benarroch called it a ‘Gypsy Swap’ and promised that Boardwalk would be made whole and that this was a proper transaction). Boardwalk had purchased 14 patented claims from Kennecott, for CDN $15,000 (known as the ‘Kennecott’ property) and was going to transfer it to Osprey. Georges Benarroch told Boardwalk and President Gordon Leliever that he would have an evaluation done by Financieria Hispano Suiza to justify the purchase of the 14 claims in Lingman Lake area known as the ‘Kennecott’ property for 47,840,000 shares to Financieria and that then company counsel was to do the agreement for Financieria Hispano Suiza for the sale of this property to Osprey Gold Corp. from Financieria. The evaluation was never done. The Company intends to have the share transfer rescinded. The shares have no voting power in the hands of these third parties. It was just now discovered that a portion of the shares issued to Financieria, an entity in Switzerland (offshore), were transferred to Linda Kent, who has claimed to be a Director of the Company, apparently violating a fiduciary duty if she were a Director.

Other transactions include:

(a)     100,000 shares to   Linda Kent on September 17/04, the existing original Board of Directors  issued these shares to the initial False Directors (Kent, Benarroch, Treyvaud)  (erroneously), as the Board was subsequently advised that Kent, Treyvaud and Benarroch were not duly and properly elected by the shareholders to the Board in the manner provided for by the by-laws of the Company, Nevada and federal securities law and regulations, and therefore were not Directors or officers.

(b)     100,000 shares to   Jean-Jacques Treyvaud on September 17/04,

(c)     100,000 shares to Georges Benarroch on September 17/04

(d)     8,000,000 shares to Gerard Serfati and 7,000,000 shares to Gerard Serfati, — 15,000,000 in total as discussed above,

(e)     100,000 shares to Anaconda,

(f)     45,000 shares to Dan Finch on July 21/04,

(g)     41,943 shares to Gerald Baird July 21/04 which were subsequently cancelled on August 17/04,

(h)     250,000 shares to Domtar Inc. on July 21/04,

(i)     4,500,000 shares to Finance, Research and Development Trust issued on August 4/04 (c/o Peter Prendergast/ CrediFinance),

(j)     2,326,020 shares to Finance, Research and Development Trust issued August 4/04 (c/o Peter Prendergast at CrediFinance),

(k)     100,000 shares to Rejean Charron on October 1/04

(l)     100,000 shares to John Brady on October 1/04

(m)     1,650,000 shares on August 30, 2004 as indicated by Linda Kent  of CrediFinance, to the following people:

(i)	Russell Barfitt 250,000 shares (Canada),

(ii)	Peter Hug 250,000 shares (Canada),

(iii)	Warren Roberts 400,000 shares (P.O. Box N3927, Nassau, Bahamas),

(iv)	Frank Cavicchia 250,000 shares

(v)	Bairstow Partners Ltd. 500,000 shares (Anthony L.M. Inder Rieden, P.O. Box N-9204, Nassau, Bahamas).

Unauthorized Public Releases, Market Manipulation

On November 9, 2004 a statement was released on the Business Wire by Linda Kent in such a manner to misled people into thinking it was from the Company. It had the impact of manipulating the Company’s stock and misleading the public. The statement identifies her name, without her title, and was never authorized by the Company. Upon discussion with Business Wire, it appears that Linda Kent mislead them in establishing herself as a Company representative in their records.

On November 16, 2004, this was repeated but this time she added a false title to her name.

Both releases provide improper information and events.

Common Law Violations: Breach of Trust, Fiduciary Duty, Legal and Broker Improprieties and Intentional Misconduct

If Linda Kent brokered shares improperly, as well as the other False Directors, then they had violated fiduciary duties. The same would be true if they were really Directors. They have acted with self-dealing and in contradiction to such duty, and the same to the extent that shares were entrusted to them, namely breach of trust. To the extent they, and other licensed persons and firms, have intentionally acted with misconduct, they would also be in contravention of their duties.

False State Filings

The third parties continue to try to file false statements with the State of Nevada as to Board changes, and even actions regarding changes to Articles of Incorporation, which would require action of shareholders at properly held and duly filed meetings in accordance with SEC rules and regulations, which were not complied with by these persons. These state filings are false.

Civil and Criminal Theft

The third parties retain corporate property and have taken property belonging to the Company. They have obtained shares based on misrepresentations and without any or adequate consideration and other violations. They have commercially taken and improperly used the Company’s corporate name. These acts may be either or both civil and criminal theft.

In conclusion, these persons are not recognized as Management, nor having any authority. Their actions, which are ongoing (including conduct just encountered whereby they are tortiously interfering with persons under contract with the Company and intimidating suppliers), have to date been ineffective in stopping the continued conduct of the Company’s operations, although in the Company’s view have certainly created liability on their part which will be resolved through amicable settlement utilizing unbiased, non-conflicted lawyers, or through legal action.

Management takes some comfort in their acts, which imply there is certainly something of serious value in this Company for such aggressive behavior, although it shall not be exploited through such tactics as we remain in control, as we should be.

ITEM 9-FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits.

Financial Statements for September 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OSPREY GOLD CORP.
(Registrant)

By: /s/ Gordon Leliever, President
Gordon Leliever, President (Principal Executive Officer)

December 2, 2004

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
BALANCE SHEETS

ASSETS	SEPTEMBER 30, 2004 (Unaudited)	December 31,2003
Current Assets
Cash	$6,440	$1,157

Prepaid expenses	5,592	--

Total current assets	12,032	1,157

Mining Properties	14,156,079	7,988,886

Total assets	$14,168,111	$7,990,043

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$98,493	$41,512
Advances from related parties	259,504	109,530

Total current liabilities	357,997	151,042
Note payable	500,000	500,000

Total liabilities	857,997	651,042

Stockholders' Equity
Common stock - authorized 300,000,000 shares
Issued 179,900,834 (2003- 24,544,092)	60,460	13,181
Contributed surplus	20,582,900	9,244,455
Development stage accumulated deficit	(7,333,246)	(1,918,635)

Total stockholders' equity	13,310,114	7,339,001

	$14,168,111	$7,990,043

See accompanying notes to financial statements.

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,		March 28, 1995 to September 30,
	2004	2003	2004	2003	2004
	$		$		$
Revenues	--	--	--	--	--

Costs and expenses:
Compensation expense	--	--	--	--	571,959
Consulting and management fees	410,994	--	3,907,994	--	4,313,637
Exploration and property investigation	450,706	--	721,933	--	659,580
Foreign currency (gain) loss	8,521	--	(1,672)	--	575,487
General and administrative	116,282	1,226,482	399,353	1,491,964	443,237
Professional fees	36,171	--	95,448	--	201,901
Travel	21,728	--	25,742	--	36,478

Loss from operations	(1,044,402)	(1,226,482)	(5,148,798)	(1,491,964)	(6,802,279)

Other income (expense)
Forgiveness of debt	--	--	--	402,625	--

Net (loss)	(1,044,402)	(1,226,482)	(5,148,798)	(1,089,339)	(6,802,279)

Weighted average number of shares	88,575,655

Basic and fully diluted earnings [loss] per share	$(0.107)

See accompanying notes to financial statements.

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Nine months ended September 30, 2004 and September 30, 2003

	Common stock Number of shares Amount		Additional Paid in Capital	Accumulated Deficit
	#	$	$	$
Balance December 31, 2003	38,044,092	13,181	9,244,455	(1,918,635)
Net loss for the period	--	--	--	(5,148,798)
Adjustment to contributed surplus	--	31,747	218,316	(250,063)
Cost of issuing shares	--	--	--	(15,750)
Common stock issued for services	27,372,742	2,248	4,598,627	--
Common stock issued for mining assets	106,030,000	11,644	5,992,000	--
Common stock issued for cash	8,454,000	1,640	529,502	--

Balance September 30, 2004	179,900,834	60,460	20,582,900	(7,333,246)

Balance December 31, 2002	542,847	5,428	300,977	(700,132)
Additional shares issued due to reverse stock split	1,245	1
Common stock issued for mining claims $ 0.013 per	18,000,000	3,600	115,078	--
share
Common stock issued for services	6,000,000	1,200	398,800	--
Net income (loss) for the period	--	--	--	(1,089,339)

Balance September 30, 2003	24,544,092	10,229	814,855	(1,789,471)

See accompanying notes to financial statements.

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
STATEMENT OF CASH FLOW

	Three months ended September 30,		Nine months ended September 30,		Inception March 28, 1995 to September 30,2004
	2004	2003	2004	2003
	$		$		$
Cash flows from operating activities:
Net (loss) income	(1,044,402)	(1,226,482)	(5,148,798)	(1,089,339)	(6,441,132)
Cost of share issued	(15,750)	--	(15,750)	--	(15,750)
Change in foreign exchange	(13,750)	--	--	--	--
Increase in prepaid expenses	(892)	--	(5,592)	--	(5,592)
Increase (decrease) in current
liabilities
Accounts payable and accrued liabilities	45,947	8,402	56,981	27,495	4,653
Advances from related parties	51,946	44,161	149,974	59,824	35,749
Forgiveness of debt	--	--	--	(402,625)	--

Cash used in operating activities	(976,901)	(1,173,919)	(4,963,185)	(1,404,645)	(6,422,072)

Cash flows from investing activities:
Purchase of mining properties	(46,689)	--	(6,167,193)	--	(14,158,380)
(Purchase) disposal of Capital assets	9,889	--	--	(527)	--

Cash used in investing activities	(36,800)	--	(6,167,193)	(527)	(14,158,380)

Cash flows from financing activities:
Notes and loans from stockholders	--	--	--	--	500,000
Adjustment to contributed surplus	--	--	(250,063)	--	(250,063)
Issuance of common stock	2,248	1,175,000	47,279	1,406,294	55,032
Increase in additional capital	955,270	--	11,338,445	--	20,281,923

Cash provided by financing activities	957,518	1,175,000	11,135,661	1,406,294	20,586,892

Net increase (decrease) in cash	(56,183)	1,081	5,283	1,122	6,440
Cash, beginning of period	62,623	41	1,157	--	--

Cash, end of period	6,440	1,122	6,440	1,122	6,440

See accompanying notes to financial statements.

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
NOTES TO INTERIM FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Reporting Entity

Osprey Gold Corp. (“Osprey” or the “Company”) was incorporated under the laws of the state of Nevada on March 28, 1995 under the name of Truco, Inc.  The shareholders approved a name change on March 22, 1996, March 18, 1997, September 13, 1999, October 3, 2000 and April 23, 2003 to Web Tech, Inc., Cynergy, Inc., Mercantile Factoring Credit Online Corp., Incitations, Inc. and to its present name respectively. Prior to the merger in September 1999 (Note 4), the Company’s activities had been in the development of proprietary technology and services using smart and remote memory cards and wireless and landline networks in the fields of commerce, publishing and network based systems.  After the change in control on April 22, 2003, the Company is in the process of acquiring mining claims and property. The financial statements of the Company are prepared in accordance with generally accepted accounting principles in the United States of America.

2. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers cash equivalents to be cash as well as short term investments.

Mining Properties and Deferred Expenditures

Significant payments related to the acquisition of land and mineral rights are capitalized as mining properties at cost. If a mineral ore body is discovered, such costs are amortized to income when production begins, using the unit of production method, based on estimated proven and probable reserves. If no mineral ore body is discovered, such costs are expensed in the period in which it is determined the property has no future economic value.

Expenditures for new facilities and improvements that can extend the useful lives of existing facilities are capitalized as plant and equipment at cost.

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
NOTES TO INTERIM FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-con’t

Mineral exploration costs are charged to income in the year in which they are incurred. When it is determined that a mining property can be economically developed as a result of established proven and probable reserves, the costs of further exploration and development to further delineate the ore body on such property are capitalized. The establishment of proven and probable reserves is based on results of final feasibility studies, which indicate whether a property is economically feasible. Upon the commencement of the commercial production of a development project, these costs are transferred to the appropriate asset category and are amortized to income using the unit of production method.

The recoverability of the amounts capitalized in respect of non producing mining properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the exploration and development of the properties, and upon future profitable production or proceeds from the disposition of the property.

Foreign Currency Translation

Monetary assets and liabilities denominated in a currency other than US dollars are translated into US dollars using the exchange rate in effect at the year end. Non monetary assets and liabilities are translated at historical exchange rates while revenues and expenses are translated at the average exchange rate during the year. Exchange gains and losses are included in income.

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
NOTES TO INTERIM FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-con’t

Income Taxes

Under FASB Statement No. 109, Accounting for income taxes, deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period of deferred tax assets and liabilities.

Stock Based Compensation

The Company accounts for its stock option grants based on the recognition and measurement principles of FAS 123. The application of FAS 123 results in compensation expense being recorded in these financial statements. Applying FAS 123 to stock compensation results in the equity instruments being measured and recognized at their fair value and the compensation cost being the excess of that amount over any amount paid.

Loss Per Common Share

Loss per common share is computed using the weighted-average number of common shares outstanding during each period.

OSPREY GOLD CORP.
(A DEVELOPMENT STAGE ENTERPRISE)
(formerly INCITATIONS, INC.)
NOTES TO INTERIM FINANCIAL STATEMENTS

3. Mining Properties

During the period the Company acquired additional mining assets located in the Lingman Lake area. The Company acquired the Watershed-Gogama Gold Camp, a facility to house and administer the Company’s mining operations from a shareholder. The acquisition was valued at $1,500,000 and was paid for by the issuance of 2,000,000 common shares and the execution of a demand note payable for $500,000.

4. Stock Based Compensation

On September 29, 2003, the Board of Directors approved the issuance of 500,000 common shares at $0.62 per share to all directors of the Company for their services rendered and a compensation expense of $310,000 has been recorded.  The Board of Directors also granted 750,000 options to the officers of the Company to purchase 750,000 common shares at 60% of the bid price at the time of purchase.  The options will expire on September 29, 2006.  The fair value of these options was estimated at $0.62 each at the date of grant using the Black-Scholes model with the following assumptions:

Risk-free interest rate

— 6%

Expected life

— 3 years

Expected volatility

— 3.294

Dividend yield

— 0%

        Based on the foregoing option-pricing model, a compensation expense of $465,000 for the options issued has been recorded with a corresponding credit to paid-in capital.

5. Notes and Loans due Stockholders

        The note payable is due on demand and non-interest bearing. The shareholder has indicated that no demand for repayment will be made in the current year and as such the note is shown as long term.

6. Recent Accounting Pronouncements

Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards which had not yet been adopted due to delayed effective dates.

(a)     SFAS No. 146.  SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” was issued in July 2002.  It requires a liability for costs associated with an exit or disposal activity to be recognized and measured initially at its fair value in the period in which the liability is incurred.  This statement is effective for exit or disposal activities that are initiated after December 31, 2002 and has not had a material impact on the Company’s financial statements for the reported periods.

(b)     SFAS No. 148.  SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” was issued in December 2002 to amend the transition and disclosure provisions of SFAS No. 123.  This statement has not had a material impact on the Company’s financial statements for the reported periods.

(c)     SFAS No. 149.  SFAS No. 147, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” was issued in April 2003 to amend and clarify accounting for hedging activities and derivative instruments, including certain derivative instruments embedded in other contracts.  The statement is effective for contracts entered into or modified after December 31, 2003 and is not expected to have a material impact on the Company’s financial statements.

(d)     SFAS No. 150. SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” was issued in May 2003.  It establishes standards for classifying and measuring certain financial instruments with characteristics of both debt and equity.  It requires many financial instruments previously classified as equity to be reclassified as liabilities and is generally effective for financial instruments entered into or modified after May 31, 2003 and otherwise at the beginning of the first interim period beginning after SEPTEMBER 15, 2003.  The statement is not expected to have a material impact on the Company’s financial statements.

(e)     FASB Interpretation No. 45. (FIN 45). In November 2002, the FASB issued FIN 45, which expands previously issued accounting guidance and disclosure requirements for certain guarantees.  FIN 45 requires the Company to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee.  The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002.  The adoption of FIN 45 is not expected to materially affect the Company’s financial statements.